Exhibit 1.1

MARTIN MIDSTREAM PARTNERS L.P.
Common Units Representing Limited Partner Interests
Having an Aggregate Offering Price of up to
$300,000,000
EQUITY DISTRIBUTION AGREEMENT
March 7, 2014
Goldman, Sachs & Co.
MLV & Co. LLC

c/o Goldman, Sachs & Co.
200 West Street
New York, NY 10282

Ladies and Gentlemen:
Martin Midstream Partners L.P., a limited partnership organized under the laws of the State of Delaware (the “Partnership”) and Martin Midstream GP LLC, a Delaware limited liability company (the “General Partner”), confirm their agreement (this “Agreement”) with Goldman, Sachs & Co. and MLV & Co. LLC (each, a “Manager” and collectively, the “Managers”), as follows:
The General Partner, which is the sole general partner of the Partnership, is a wholly owned subsidiary of MMGP Holdings, LLC (“MMGP Holdings”). MMGP Holdings is indirectly owned 51% by Martin Resource Management Corporation (“MRMC”) and 49% by Statehouse Investor I, L.P. and Statehouse Investor II, L.P. Martin Operating GP LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“Operating GP”), is the sole general partner of Martin Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership” and, together with the General Partner, the Partnership and the Operating GP, the “Martin Parties”), and the Partnership is the sole limited partner of the Operating Partnership. The Operating Partnership owns, among other things, 100% of the outstanding Class A membership interests and 100% of the outstanding Class B membership interests in Redbird Gas Storage LLC, a Delaware limited liability company (“Redbird”), 100% of the membership interests in MOP Midstream Holdings, LLC, a Delaware limited liability company (“MOP Midstream”), and 100% of the membership interests in Talen’s Marine & Fuel, LLC, a Louisiana limited liability company (“Talen’s”).
1.Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price of up to $300,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For the avoidance of doubt, the term Units as used in this Agreement refers only to the Common Units to be sold pursuant to this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2.Representations and Warranties. Each of the Martin Parties, jointly and severally, represent and warrant to, and agree with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-193715) on Form S-3, including a related Base Prospectus, for registration of the offering and sale of Common Units, including the Units, under the Act, and such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, met or will meet the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)To the extent that the Registration Statement is not available for the sales of the Units as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement (or any other successor registration statement with respect to the offering and sale of the Units), all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Martin Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Martin Parties by or on behalf of any Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d)At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of the Managers specifically for use therein.

(e)For purposes of each offering pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

(f)Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of the Managers specifically for use therein.

(g)The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Units.

(h)Any certificate signed by an officer of any of the Martin Parties and delivered to the Managers or counsel for the Managers in connection with the offering of the Units shall be deemed a representation and warranty by such Martin Party, as to matters covered thereby, to the Managers.

(i)Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), with full partnership power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Prospectus (and any amendment or supplement thereto), in each case in all material respects. Each of the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties to be owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect. “Material Adverse Effect” shall mean (i) a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Martin Parties, or (ii) a material impairment of the ability of the Martin Parties to perform their obligations under this Agreement.

(j)Each of the General Partner and Operating GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), with full limited liability company power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Prospectus (and any amendment or supplement thereto), and (i) with respect to the General Partner, to act as general partner of the Partnership, and (ii) with respect to Operating GP, to act as general partner of the Operating Partnership, in each case in all material respects. Each of the General Partner and Operating GP is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(k)Redbird has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with full limited liability company power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Prospectus (and any amendment or supplement thereto), in each case in all material respects. Redbird is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(l)MOP Midstream has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with full limited liability company power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in any Memorandum (and any amendment or supplement thereto), in each case in all material respects. MOP Midstream is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(m)Talen’s has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Louisiana, with full limited liability company power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in any Memorandum (and any amendment or supplement thereto), in each case in all material respects. Talen’s is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(n)The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as heretofore amended, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims, except for applicable securities laws and any restrictions set forth in the Partnership Agreement.

(o)The Partnership has or will have an authorized and outstanding capitalization as of the Partnership’s then most recently completed quarter or fiscal year as contained in the Partnership’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable and as of the date indicated, as incorporated by reference into the Prospectus, and except as otherwise contained in the Prospectus or incorporated by reference therein, there has been no material change in such information since the filing of the Prospectus or the Partnership’s then most recently competed quarter or fiscal year

(subject to the issuance of Common Units upon the exercise of unit options and warrants or the vesting of restricted unit awards disclosed as outstanding the Registration Statement (excluding the exhibits thereto) and the Prospectus, the grant of options or other equity awards under existing unit plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus and the issuance of Common Units pursuant thereto). Martin Resource LLC, a Delaware limited liability company (“Martin Resource LLC”), owns 4,203,823 Common Units and Cross Oil Refining & Marketing, Inc., a Delaware corporation (“Cross”), owns 889,444 Common Units (all such Common Units being collectively referred to herein as the “Sponsor Units”); all of such Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 or Section 17-607 of the Delaware LP Act and as otherwise described in the Disclosure Package and the Prospectus under the caption “The Partnership Agreement-Limited Liability”); the General Partner owns all of the Incentive Distribution Rights (as such rights are defined in the Partnership Agreement (the “Incentive Distribution Rights”)), and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 or Section 17-607 of the Delaware LP Act and as otherwise described in the Disclosure Package and the Prospectus under the caption “The Partnership Agreement-Limited Liability”); and the Sponsor Units and the Incentive Distribution Rights are owned free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws, any restrictions set forth in the Partnership Agreement and, with respect to the Incentive Distribution Rights, any restrictions on transferability set forth in the governing documents of the other Martin Parties.

(p)The Units and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to any Manager against payment therefore in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 or Section 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption “The Partnership Agreement-Limited Liability”).

(q)The Partnership owns a 100% limited liability company interest in Operating GP; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Operating GP (as the same may be amended and restated, the “Operating GP Agreement”), is fully paid (to the extent required under the Operating GP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating GP Agreement.

(r)Operating GP is the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (as the same may be amended and restated, the “Operating Partnership Agreement”); Operating GP owns such general partner interest free and clear of all liens, encumbrances (except any restrictions on transferability as described in the Disclosure Package and the Prospectus), security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating Partnership Agreement; the Partnership is the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating Partnership Agreement.

(s)The Operating Partnership owns 100% of the outstanding Class A membership interests and 100% of the outstanding Class B membership interests in Redbird; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Redbird (as the same may be amended and restated, the “Redbird Agreement”), is fully paid (to the extent required under the Redbird Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims except for Permitted Liens, applicable securities laws and any restrictions set forth in the Redbird Agreement.

(t)The Operating Partnership owns 100% of the outstanding membership interests in MOP Midstream; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of MOP Midstream (as the same may be amended and restated, the “MOP Midstream Agreement”), are fully paid (to the extent required under the MOP Midstream Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims except for Permitted Liens, applicable securities laws and any restrictions set forth in the MOP Midstream Agreement.

(u)The Operating Partnership owns 100% of the outstanding membership interests in Talen’s; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Talen’s (as the same may be amended and restated, the “Talen’s Agreement”), are fully paid (to the extent required under the Talen’s Agreement) and nonassessable (except as such nonassessability may be affected by the laws of the State of Louisiana); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims except for Permitted Liens, applicable securities laws and any restrictions set forth in the Talen’s Agreement.

(v)Other than (i) the Partnership’s ownership of a 100% limited liability company interest in Operating GP and a 99.9% limited partner interest in the Operating Partnership, (ii) the Partnership’s ownership of 100% of the outstanding capital stock of Martin Midstream Finance Corp., a Delaware corporation, (iii) Operating GP’s ownership of a 0.1% general partner interest in the Operating Partnership, (iv) the Operating Partnership’s ownership of 100% of the outstanding Class A membership interests and 100% of the outstanding Class B membership interests in Redbird, (v) Redbird’s ownership of 42.21% of the outstanding membership interests in Cardinal Gas Storage Partners LLC, a Delaware limited liability company (“Cardinal”) and (vi) Cardinal’s ownership of 100% of the outstanding membership interests in Monroe Gas Storage Company, LLC, a Delaware limited liability company, (vii) the Operating Partnership’s ownership of 100% of the outstanding membership interests of MOP Midstream and (viii) the Operating Partnership’s ownership of 100% of the outstanding membership interest in Talen’s, none of the Partnership, Operating GP, or the Operating Partnership will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership interests described above and its partnership interests in the Partnership, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(w)Except for rights described in the Registration Statement, Disclosure Package and the Prospectus, or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in the Martin Parties, in each case pursuant to the organizational documents or any agreement or other instrument to which any Martin Party is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Martin Party, except for such rights as have been waived. Except as described in the Registration Statement, Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any partnership or limited liability company interests in any Martin Party.

(x) The Partnership has all necessary limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, Disclosure Package and the Prospectus. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Martin Parties or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement has been, or prior to any Settlement Date or Representation Date will be, validly taken.

(y) This Agreement has been duly authorized and validly executed and delivered by each of the Martin Parties and constitutes the valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and provided further, that the indemnity and contribution provisions hereunder may be limited by federal or state securities laws.

(z) The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(aa)The limited liability company agreement of the General Partner (as the same may be amended and restated, the “General Partner LLC Agreement”) has been duly authorized, executed and delivered by Martin Resource LLC, Statehouse Investor I, L.P. and Statehouse Investor II, L.P. and is a valid and legally binding agreement of Martin Resource LLC, Statehouse Investor I, L.P. and Statehouse Investor II, L.P. enforceable against Martin Resource LLC, Statehouse Investor I, L.P. and Statehouse Investor II, L.P. in accordance with its terms; the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating GP Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by Operating GP and the Partnership and is a valid and legally binding agreement of Operating GP and the Partnership, enforceable against Operating GP and the Partnership in accordance with its terms; the Redbird Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; the MOP Midstream Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; the Talen’s Agreement is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership; provided that, with respect to each agreement described in this Section 2(aa), the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further, that the indemnity and contribution provisions contained in any of such agreements may be limited by applicable laws and public policy. The General Partner LLC Agreement, the Partnership Agreement, the Operating GP Agreement, and the Operating Partnership Agreement, the Redbird Agreement and the MOP Midstream Agreement are herein collectively referred to as the “Operative Agreements.”

(bb)    There are no legal or governmental proceedings pending or, to the best knowledge of the Martin Parties, threatened, against any of the Martin Parties or to which any of the Martin Parties or any of their respective properties are subject, that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, Disclosure Package and the

Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Martin Parties, threatened, against or involving any of the Martin Parties, or to which any of their properties are subject, which is reasonably likely to, individually or in the aggregate, result in a Material Adverse Effect.

(cc)        There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, Disclosure Package or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus as required by the Act. All such contracts to which any of the Martin Parties is a party that are described in the Registration Statement, Disclosure Package or the Prospectus or are filed as exhibits to the Registration Statement have been duly authorized, executed and delivered by the Martin Parties that are parties thereto, constitute valid and binding agreements of the Martin Parties that are parties thereto and are enforceable against the Martin Parties that are parties thereto in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Martin Parties has received notice or been made aware that any other party is in breach of or violation of, or in default under, any of such contracts.

(dd)        None of the Martin Parties is in violation of (i) its certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws, or other organizational documents, or (ii) any law, statute, ordinance, administrative or governmental rule or regulation applicable to it, the violation of which would have a Material Adverse Effect or any judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, the violation of which would have a Material Adverse Effect, or (iii) in breach or default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other document or instrument (each of (A) and (B), an “Existing Instrument”) to which it is a party or by which any of its properties may be bound, which breach or default would have a Material Adverse Effect. To the knowledge of the Martin Parties, no third party to any Existing Instrument is in default under any such Existing Instrument, which default would, if continued, have a Material Adverse Effect.

(ee)        None of the offering, issuance and sale of the Units by the Partnership, the execution, delivery or performance of this Agreement by the Martin Parties, or the consummation of the transactions contemplated hereby (i) requires any consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over the any of the Martin Parties, except such as may be required for the registration of the Units under the Act, the inclusion of the Units on the NASDAQ Global Select Market, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and as disclosed in the Registration Statement, (ii) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Martin Parties, (iii) conflicts with or will conflict with or constitute or will constitute a breach or violation of, or a default under, any Existing Instrument to which any of the Martin Parties is a party or by which any of their respective properties may be bound, (iv) violates or will violate any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to any of the Martin Parties or any of their properties, or (v) results in or will result in the creation or imposition of any lien, encumbrance, security interest, equity, charge or claim upon any property or assets of any of the Martin Parties (other than the Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Martin Parties) pursuant to, or requires the consent of any other party to, any Existing Instrument (except as noted above), except in case of (i), (iii), (iv) or (v) above, for such consents that if not obtained or conflicts, breaches, defaults, liens, encumbrances, security interests, charges or claims that will not, individually or in the aggregate, result in a Material Adverse Effect.

(ff) KPMG LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, Disclosure Package and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Exchange Act. KPMG LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) with respect to Waskom Gas Processing Company, a Texas general partnership, filed as part of the Registration Statement, Disclosure Package and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by Rule 101 of the AICPA Code of Professional Conduct and its related interpretations and rulings.

(gg)    The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the entities purported to be shown thereby on the basis stated in the Registration Statement, Disclosure Package and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The pro forma financial statements, if any, included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and Article 11 of Regulation S-X, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary and selected historical and pro forma financial information set forth in the Registration Statement, Disclosure Package and the Prospectus (and any amendment or supplement thereto) under the caption “Summary Historical Financial Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical combined and consolidated financial statements from which such information has been derived. No other financial statements or schedules are required to be included in the Registration Statement. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh)    Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, Disclosure Package and the Prospectus (or any amendment or supplement thereto), (i) none of the Martin Parties has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) none of the Martin Parties has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) the Partnership has not paid or declared any distributions with respect to its general or limited partner interests, (iv) none of the Martin Parties is in default under the terms of any outstanding debt obligations, (v) there has not been any change in the capitalization or any material change in the indebtedness of any of the Martin Parties (other than in the ordinary course of business) and (vi) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, prospects, properties, net worth or result of operations of the Martin Parties taken as a whole.

(ii) All offers and sales of securities of the Partnership or any of the other Martin Parties prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations.

(jj) The Common Units are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NASDAQ Global Select Market, and the Partnership has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Units under the Exchange Act or delisting the Common Units from the NASDAQ Global Select Market, nor have any of the Martin Parties received any notification that the Commission or the Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating such registration or listing.

(kk)    None of the Martin Parties has distributed and will not distribute, and has not authorized any Manager to distribute, any offering material in connection with the offering and sale of the Units other than the Prospectus or other offering material, if any, as permitted by the Act.

(ll)     Other than excepted activity pursuant to Regulation M under the Exchange Act, none of the Martin Parties has taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or for any other purpose.

(mm)    Each of the Martin Parties have filed (or obtained extensions with respect to) all tax returns required to be filed, which returns will be complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

(nn)    Except as set forth in the Registration Statement, Disclosure Package and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Martin Parties (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between any of the Martin Parties on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Martin Parties on the other hand, that is required by the Act to be disclosed in the Registration Statement, Disclosure Package and the Prospectus that is not so disclosed.

(oo)    None of the Martin Parties is now, and after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” none of them will be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(pp)    Each of the Martin Parties has good and valid title to all property (real and personal) described in the Registration Statement, Disclosure Package and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Registration Statement, Disclosure Package and the Prospectus, (ii) Permitted Liens, (iii) applicable securities laws, (iv) restrictions set forth in the governing documents of the Martin Parties or (v) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect. All property (real and personal) held under lease by the Martin Parties is held by them under valid, enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have and will not result in a Material Adverse Effect.

(qq)    Each of the Martin Parties has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, Disclosure Package and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect.

(rr)    The Martin Parties maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded amount of assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ss)        The Partnership maintains “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and (ii) to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Partnership’s management, including the principal executive officer and principal financial officer of the General Partner of the Partnership, as appropriate to allow timely decisions regarding required disclosure. The Partnership does not have any material weaknesses in internal controls, and there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls. The Partnership is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission.

(tt)        Except as described in the Registration Statement, Disclosure Package and the Prospectus, the Martin Parties (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. None of the Martin Parties has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, in regard to any unresolved matter or claim. None of the Martin Parties owns, leases or occupies any property requiring remediation that appears on any list of hazardous sites compiled by any state or local governmental agency. In the ordinary course of its business, each of the Martin Parties conducts a periodic review of the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and amount of its established reserves, each of the Martin Parties has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(uu)    No officer, director, manager or nominee for any of the Martin Parties has a direct or indirect affiliation or association with any member of the FINRA.

(vv)    Each of the Martin Parties is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Martin Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

(ww)    Except for the Martin Midstream Partners L.P. Long-Term Incentive Plan (the “Plan”), none of the Martin Parties is a party to, or has any liability with respect to, any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by them or their “ERISA Affiliates” (as defined below). “ERISA Affiliate” means, with respect to any Martin Party, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (as amended, the “Code”) of which such entity is a member. The Plan is in compliance with ERISA and all other applicable state and federal laws. No “reportable event” (as defined in ERISA) has occurred with respect to the Plan. The Plan, if it were to be terminated, would not have any “amount of unfunded benefit liabilities” (as defined in ERISA). None of the Martin Parties nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, the Plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by any Martin Party or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(xx)    Each of the statements made by the Partnership in the Registration Statement, Disclosure Package and the Prospectus within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to cash distributions, was made with a reasonable basis and in good faith.

(yy)    None of the Martin Parties nor, to the Partnership’s knowledge, any employee or agent of the Martin Parties has made any payment of funds of the Martin Parties or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, Disclosure Package or the Prospectus.

(zz)    None of the Martin Parties nor, to the Partnership’s knowledge, any employee or agent of the Martin Parties is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aaa)    The operations of the Martin Parties are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any United States federal governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Martin Parties with respect to the Money Laundering Laws is pending or, to the best knowledge of the Martin Parties, threatened.

(bbb)    Regulation M. The Common Units are an “actively‑traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ccc)    Sales Agency Agreements. The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Act.

(ddd)    Brokers. Other than the compensation pursuant to Section 3 of this Agreement or any Terms Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

3.Sale and Delivery of Units.

(a)Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and the Managers agree to use their reasonable efforts to sell, as sales agents for the Partnership, the Units on the following terms.

(i)The Partnership may submit to any Manager its orders to sell Units; provided, however, that the Partnership will (A) only submit its orders to one of the Managers on a single trading day, which shall mean any trading day on the NASDAQ Global Select Market, (B) the Partnership has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day.

(ii)The Martin Parties acknowledge and agree that (A) there can be no assurance that any Manager will be successful in selling the Units,

(B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Martin Parties.

(iii)The Partnership shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Units not approved for sale by the Board of Directors of the General Partner (the “Board”), or an Officer of the General Partner duly authorized by the Board, and notified by such duly authorized officer to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv)The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (v) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v)Each Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NASDAQ Global Select Market each day in which the Units are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to the Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vi)Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the Partnership by federal funds wire transfer to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any compensation to which it would otherwise be entitled absent such default. If a Manager acting as sales agent breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(vii)At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date other than those representations and warranties made of a specific date as specified herein, but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus as amended as of such date. Any obligation of a Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (as modified in the manner described above), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)    If the Partnership wishes to issue and sell the Units pursuant to this Agreement, but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)    Each sale of the Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Manager.

The commitment of such Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d)    Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized Officer, and notified to such Manager in writing.

(e)    If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)    Subject to the limitations set forth herein and as may be mutually agreed upon by the Partnership and each Manager, no sales of Units shall take place, and the Partnership shall not request the sale of any Units that would be sold, and each Manager shall not be obligated to sell, during any period in which the Partnership is in possession of material non-public information.

4.Agreements. The Martin Parties agree with each Manager that:

(a)During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will not file any amendment or supplement to the Registration Statement or the Prospectus unless the Partnership has furnished to each Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which any Manager reasonably objects. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement relating to the Units shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement relating to the Units, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly each Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as each Manager may reasonably request.

(c)During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify each Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Manager in such quantities as such Manager may reasonably request.

(d)As soon as practicable, the Partnership will make generally available to its security holders and to each Manager an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)The Partnership will make available to each Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f)The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g)The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Managers, and the Managers agree with the Partnership that, unless they have or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)The Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction without (i) giving such

Manager at least two Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) such Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by such Manager in light of the proposed transaction; provided, however, that the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms Agreement, any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i)The Partnership will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

(j)The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k)On March 7, 2014 (the “First Representation Date”), upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of clauses (ii) and (iv) below, any prospectus supplement filed pursuant to Rule 424 pursuant to Section 4(x) hereof or a prospectus supplement relating solely to the offering of securities other than the Units), (ii) the Partnership files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as any Manager may reasonably request and upon reasonable advance notice to the Partnership (such recommencement date and each such date referred to in subsection (i), (ii), (iii) and (iv) herein, each a “Representation Date”), the Partnership shall furnish or cause to be furnished to each Manager forthwith a certificate dated and delivered on the Representation Date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(d) hereof which were last furnished to the Managers are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as described immediately above to the time of delivery of such certificate.

(l)On the First Representation Date and on each Representation Date thereafter, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Locke Lord LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)On the First Representation Date and on each Representation Date thereafter, Vinson & Elkins L.L.P., counsel to the Managers, shall deliver a written opinion, dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)On the First Representation Date and on each Representation Date thereafter, the Partnership shall cause KPMG LLP, or other independent accountants satisfactory to the Manager forthwith, to furnish the Managers a letter, dated the date of recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)On the First Representation Date and on each Representation Date thereafter, if reasonably requested by the Managers, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers of the General Partner and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(p)The Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q)The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant quarter.

(r)If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(f) or 6(g) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(s)Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to each Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(t)The Partnership shall ensure, prior to the instruction of any Manager to sell Units that (i) the Partnership shall have obtained all necessary partnership authority for the offer and sale of such Units, (ii) there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NASDAQ Global Select Market and to maintain such listing.

(u)During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v)The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(w)The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

(x)The Partnership will make all filings with respect to the Units required to be filed by the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by Rule 424.

(y)The Partnership shall notify the Managers of its intention to make its initial sale of Units pursuant to the terms of this Agreement at least five (5) Business Days prior to the anticipated date of the first Applicable Time hereunder.

5.Payment of Expenses.

(a)The Martin Parties agree to pay the costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NASDAQ Global Select Market; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Partnership’s representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder and (xi) all other costs and expenses incident to the performance by the Martin Parties of their obligations hereunder.

6.Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Martin Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Martin Parties of their obligations hereunder and (iii) the following additional conditions:

(a)The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)The Partnership shall have requested and caused Partnership Counsel to furnish to each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to such Manager, to the effect that:

(i)Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Prospectus, in each case in all material respects. Each of the Partnership and the Operating Partnership has been duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify does not have a Material Adverse Effect.

(ii)Each of the General Partner and Operating GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Prospectus, in each case in all material respects. The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership. Operating GP has all necessary limited liability company power and authority to act as general partner of the Operating Partnership. Each of the General Partner and Operating GP has been duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify does not have a Material Adverse Effect.

(iii)The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Martin Parties.

(iv)The General Partner owns all of the Incentive Distribution Rights, Martin Resource LLC owns 4,203,823 Common Units and Cross owns 889,444 Common Units; all of such Common Units and the limited partner interests represented thereby and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption “The Partnership Agreement-Limited Liability”); and the General Partner, Martin Resource LLC and Cross own their respective Common Units and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner, Martin Resource LLC or Cross as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws, any restrictions set forth in the governing documents of the Martin Parties and, with respect to the Incentive Distribution Rights, any restrictions on transferability set forth in the governing documents of the Martin Parties.

(v)The Units to be issued and sold to any Manager by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and all necessary partnership and limited liability company action of the Martin Parties and, when issued and delivered to any Manager against payment therefore in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 or Section 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption “The Partnership Agreement-Limited Liability”); and other than the Sponsor Units and the Incentive Distribution Rights, the Common Units are the only class of limited partner interests of the Partnership issued and outstanding on the date hereof.

(vi)The Partnership is the sole member of Operating GP with a 100% limited liability company interest in Operating GP; such limited liability company interest has been duly authorized and validly issued in accordance with the Operating GP Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act and as otherwise described in the Prospectus under the caption “The Partnership Agreement-Limited Liability”); and the Partnership owns such limited liability company interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LLC Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Martin Parties.

(vii)Operating GP is the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and is fully paid (to the extent required under the Operating Partnership Agreement), and Operating GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating GP as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Martin Parties.

(viii)The Partnership is the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Martin Parties.

(ix)The Operating Partnership owns 100% of the outstanding Class A membership interests and 100% of the outstanding Class B membership interests in Redbird; such membership interests have been duly authorized and validly issued in accordance with the Redbird Agreement, are fully paid (to the extent required under the Redbird Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act and as otherwise described in the Prospectus under the caption “The Partnership Agreement-Limited Liability”); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LLC Act, Permitted Liens, applicable securities laws and any restrictions set forth in the Redbird Agreement.

(x)The Operating Partnership owns 100% of the outstanding membership interests in MOP Midstream; such membership interests have been duly authorized and validly issued in accordance with the MOP Midstream Agreement, are fully paid (to the extent required under the MOP Midstream Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LLC Act, Permitted Liens, applicable securities laws and any restrictions set forth in the MOP Midstream Agreement.

(xi)Except for rights described in the Prospectus, or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in the Martin Parties, in each case pursuant to the organizational documents or any agreement or other instrument listed as an exhibit to the Registration Statement to which any Martin Party is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Martin Party, except for rights described in the Prospectus or for such rights that have been waived. To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase partnership or limited liability company interests in any Martin Party.

(xii)The Partnership has all necessary limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, Disclosure Package and the Prospectus.

(xiii)This Agreement has been duly authorized and validly executed and delivered by each of the Martin Parties.

(xiv)Each of the Operative Agreements to which any of the Martin Parties is a party has been duly authorized and validly executed and delivered by the Martin Parties that are parties thereto. Assuming due authorization, execution and delivery by each party other than a Martin Party, each of the Operative Agreements (other than any Operative Agreement governed by law other than Texas law) to which any of the Martin Parties is a party constitutes a valid and legally binding obligation of the Martin Parties that are parties thereto, enforceable against each such party in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(xv)Except as described in the Registration Statement, Disclosure Package and the Prospectus, to the knowledge of such counsel, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened, against or involving any of the Martin Parties, or to which any of the Martin Parties or their properties are subject that are required to be described in the Registration Statement or the Prospectus that are not described as required therein.

(xvi)None of the offering, issuance and sale of the Units by the Partnership, the execution, delivery or performance of this Agreement by the Martin Parties, or the consummation of the transactions contemplated hereby (A) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement (or other organizational documents) of any of the Martin Parties, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement, (C) violates or will result in any violation of (assuming compliance with all applicable state securities and Blue Sky laws) any applicable Delaware, Texas or federal law or regulation, or, to such counsel’s knowledge, any ruling, filing, judgment, injunction, order or decree of any Delaware, Texas or federal court or government agency applicable to the Martin Parties, or (D) results in or will result in the creation or imposition of any lien, encumbrance, security interest, charge or claim (other than Permitted Liens) upon any property or assets of any of the Martin Parties, which conflicts, breaches, violations, defaults or liens, encumbrances, security interests, charges or claims, in the case of clauses (B), (C) or (D), would individually or in the aggregate, result in a Material Adverse Effect.

(xvii)No consent, approval, authorization or other order of, or registration, qualification or filing with, any Delaware, Texas or federal court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of any of the Martin Parties for the valid offering, issuance and sale of the Units to the Managers under this Agreement, the execution, delivery and performance of this Agreement by the Martin Parties or the consummation by the Martin Parties of the transactions contemplated by this Agreement except (A) for such consents required under the Act and the Exchange Act or under state securities or “Blue Sky” laws, as to which such counsel need to express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (1) are of a routine or administrative nature and (1) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii)The Registration Statement has been declared effective by the Commission under the Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

(xix)The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement, Disclosure Package and the Prospectus, as of their respective effective or issue dates (other than the financial statements and the notes and schedules thereto, and the other financial and accounting data included in the Registration Statement, Prospectus and in the exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Act.

(xx)None of the Martin Parties is, or will be after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, Disclosure Package and the Prospectus, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(xxi)The opinion of Locke Lord LLP that is filed as Exhibit 8.1 to the Current Report on Form 8-K filed on March 7, 2014 is confirmed and the Managers may rely on such opinion as if it were addressed to them.

(xxii)The statements in the Registration Statement and Prospectus under the captions “Cash Distribution Policy,” “Description of the Common Units” and “The Partnership Agreement” accurately describe, in all material respects, the portions of the documents addressed thereby and, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects; and the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus under the captions “Cash Distribution Policy,” “Description of the Common Units” and “The Partnership Agreement.”

(xxiii)In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Martin Parties and of government officials as well as on the legal opinion of local counsel as to certain legal matters, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel.

(xxiv)In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Martin Parties, the independent public accountants of the Partnership, and the Managers, at which the contents of the Registration Statement, Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel’s attention that causes such counsel to believe that

(x) the Registration Statement (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and accounting data included or incorporated by reference therein, and (iii) the exhibits thereto, as to which such counsel need not comment), as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(y) the Disclosure Package (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and accounting data included or incorporated by reference therein, and (iii) the exhibits thereto, as to which such counsel need not comment), as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(z) the Prospectus (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and accounting data included or incorporated by reference therein, and (iii) the exhibits thereto, as to which such counsel need not comment), as of its issue date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)Each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) shall have received from Vinson & Elkins L.L.P., counsel for the Managers, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to such Manager(s), with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as such Manager(s) may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)The Partnership shall have furnished or caused to be furnished to each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(k) of this Agreement, a certificate of the Partnership, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the General Partner, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)the representations and warranties of the Martin Parties in this Agreement are true and correct on and as of the date hereof with the same effect as if made on the date hereof, and the Martin Parties have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the date hereof;

(ii)no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to any Martin Party’s knowledge, threatened; and

(iii)since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e)The Partnership shall have requested and caused KPMG LLP to have furnished to each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(n) hereof and to the extent requested by such Manager(s) in connection with any offering of the Units, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to such Manager(s), confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of any unaudited interim financial information of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Statement on Auditing Standards No. 100, containing other statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters.

(f)Between the Execution Time and any Time of Delivery, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of any Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g)Between the Execution Time and any Time of Delivery, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i)The Units shall have been listed and admitted and authorized for trading on the NASDAQ Global Select Market, and satisfactory evidence of such actions shall have been provided to the Managers.

(j)Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) such further information, certificates and documents as such Manager(s) may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Managers, at 1001 Fannin Street, Suite 2500, Houston, Texas 77002, or electronically if agreed to by the parties, on each such date as provided in this Agreement.
7.Indemnification and Contribution.

(a)The Martin Parties will indemnify and hold harmless each Manager, its partners, directors, officers and members of such Manager who have participated in the distribution of the Units, any person who controls any Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Manager, from and against any losses, damages or liabilities to which such Manager may become subject, under the Act, or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or in any amendment thereof, the Base Prospectus, any Prospectus Supplement or the Prospectus or (B) any Issuer Free Writing Prospectus used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Manager or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse such Manager for any legal or other out-of-pocket expenses reasonably incurred by such Manager in connection with investigating, preparing, pursuing or defending against any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the General Partner); provided, however, that the Martin Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto, in reliance upon and in conformity with written information relating to such Manager furnished to the Martin Parties by the Manager, expressly for use in the preparation thereof.

(b)The Managers, severally and not jointly, will indemnify and hold harmless the Martin Parties, from and against any losses, damages or liabilities to which the Martin Parties may become subject, under the Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus Supplement, the Prospectus and the Disclosure Package or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Prospectus Supplement, the Prospectus and the Disclosure Package or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Manager, expressly for use in the preparation thereof, and will reimburse the Martin Parties for any legal or other expenses incurred by the Martin Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of such Manager).

(c)Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, other than one local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Martin Parties on the one hand, and such Manager on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Martin Parties on the one hand, and such Manager, on the other hand in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Martin Parties on the one hand and such Manager, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of the Units (before deducting expenses) received by the Martin Parties bear to the total compensation received by such Manager. The relative fault, as applicable, of the Martin Parties, on the one hand and such Manager, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Martin Parties on the one hand, or such Manager, on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Martin Parties and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Manager have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls such Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Manager shall have the same rights to contribution as such Manager, and each person who controls the Martin Parties within the meaning of either the Act or the Exchange Act, each officer of the Martin Parties who shall have signed the Registration Statement and each director of the Martin Parties shall have the same rights to contribution as the Martin Parties, subject in each case to the applicable terms and conditions of the paragraph (d).

(e)The rights and obligations of the Martin Parties under this Section 7 shall be in addition to any liability that the Martin Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls such Manager within the meaning of the Act; and the obligations of such Manager under this Section 7 shall be in addition to any liability that the respective Manager may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and General Partner who signed the Registration Statement and to each person, if any, who controls the Martin Parties within the meaning of the Act.

8.Termination.

(a)The Martin Parties shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement, with respect to any or all of the Managers, relating to the solicitation of offers to purchase the Units in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through such Manager for the Partnership, the obligations of the Martin Parties, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)This Agreement shall remain in full force and effect until the earlier of (i) its termination pursuant to Section 8(a) above or otherwise by mutual agreement of all of the parties and (ii) the termination of the obligations of each Manager pursuant to Section 8(b) above; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Martin Parties, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

(e)In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or trading in securities generally on the NASDAQ Global Select Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Martin Parties or the General Partner’s officers, on behalf of the Martin Parties, as the case may be, and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Managers or the Martin Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to each Manager, will be mailed, delivered or telefaxed to: Goldman, Sachs & Co., Attention: Registration Department, 200 West Street, New York, New York 10282 and MLV & Co. LLC, Attention: General Counsel, 1251 Avenue of the Americas, 41st Floor, New York, New York 10020; or, if sent to the Martin Parties, will be mailed, delivered or telefaxed to Martin Midstream GP, LLC, Attention: Ruben S. Martin, 4200 Stone Road, Kilgore, Texas 75662, and confirmed to it by facsimile number (903) 983-6262.

11.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12.No Fiduciary Duty. The Martin Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities and not as a fiduciary of the Partnership and (c) the Partnership’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Martin Parties agree that the Partnership is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Martin Parties agree that the Partnership will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

13.Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Martin Parties and any Manager with respect to the subject matter hereof.

14.Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.Waiver of Jury Trial. The Martin Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16.Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18.Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

19.Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.
“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Units sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Permitted Liens” shall mean liens, encumbrances and/or security interests granted by (A) any Martin Party to Royal Bank of Canada and the other lenders, named in the Operating Partnership’s Third Amended and Restated Credit Agreement dated as of March 28, 2013, as amended, and (B) Martin Resource LLC or Cross Oil Refining & Marketing, Inc. to Regions Bank and the other lenders named in MRMC’s Amended and Restated Credit and Security Agreement dated March 27, 2012, as amended.
“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.
“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.
“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each

Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.
“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Martin Parties and the Managers.

MARTIN MIDSTREAM GP LLC

By:    /s/ Robert D. Bondurant                    Robert D. Bondurant
Executive Vice President and
Chief Financial Officer

MARTIN MIDSTREAM PARTNERS L.P.

By:    Martin Midstream GP LLC,
as general partner

By:    /s/ Robert D. Bondurant                    Robert D. Bondurant
Executive Vice President and
Chief Financial Officer

MARTIN OPERATING GP LLC

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:    /s/ Robert D. Bondurant                    Robert D. Bondurant
Executive Vice President and
Chief Financial Officer

Signature Page to Equity Distribution Agreement

MARTIN OPERATING PARTNERSHIP L.P.

By:    Martin Operating GP LLC,
as general partner

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:    /s/ Robert D. Bondurant                    Robert D. Bondurant
Executive Vice President
and Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

Goldman, Sachs & Co
By:     /s/ Michael Hickey
    Name: Michael Hickey
Title: Managing Director

MLV & Co. LLC
By:    /s/ Dean Collucci
Name: Dean Colucci
Title:     President

Signature Page to Equity Distribution Agreement

SCHEDULE I
Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

[Form of Terms Agreement]                                    ANNEX I

MARTIN MIDSTREAM PARTNERS LP

Common Units

Terms Agreement

______, 20__

[___________________]
Ladies and Gentleman:
Martin Midstream Partners LP, a Delaware limited partnership (the “Partnership”) and Martin Midstream GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), propose, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated March 7, 2014 (the “Equity Distribution Agreement”), among the Partnership, the General Partner and Goldman, Sachs & Co. and MLV & Co. LLC, that the Partnership issue and sell to [_______] (the “Manager”), the securities specified in Schedule I hereto (the “Purchased Units”)[, and, solely for the purpose of covering over-allotments, to grant to [•] the option to purchase the additional securities specified in Schedule I hereto (the “Additional Units”)].
[The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per common unit to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]
Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.
Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units [and Additional Units] at the time and place and at the purchase price set forth in Schedule I hereto.
[Signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Martin Parties.

MARTIN MIDSTREAM GP LLC

By:    ______________________                    Robert D. Bondurant
Executive Vice President
and Chief Financial Officer

MARTIN MIDSTREAM PARTNERS L.P.

By:    Martin Midstream GP LLC,
as general partner

By:    ______________________                    Robert D. Bondurant
Executive Vice President
and Chief Financial Officer

MARTIN OPERATING GP LLC

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:    ______________________
Robert D. Bondurant
Executive Vice President
and Chief Financial Officer

MARTIN OPERATING PARTNERSHIP L.P.

By:    Martin Operating GP LLC,
as general partner

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:    ______________________
Robert D. Bondurant
Executive Vice President
and Chief Financial Officer

ACCEPTED as of the date
first written above.

[______________]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]: Common Units representing limited partnership interests
Number of Purchased Units:

[Number of Additional Units:]

Price to Public:

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:
Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the Purchase Price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:
(1) The officers’ certificate referred to in Section 4(k).
(2) The opinion referred to in Section 4(l).
(3) The opinion referred to in Section 4(m).
(4) The accountants’ letters referred to in Section 4(n).
(5) Such other documents as the Manager shall reasonably request.